Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 13, 2006	GRANITE GLOBAL VENTURES (Q.P.) L.P.

	BY:	GRANITE GLOBAL VENTURES L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Scott B. Bonham
Scott B. Bonham
Manager

February 13, 2006	GRANITE GLOBAL VENTURES L.P.

	BY:	GRANITE GLOBAL VENTURES L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Scott B. Bonham
Scott B. Bonham
Manager

February 13, 2006	GRANITE GLOBAL VENTURES L.L.C.

By:	/s/ Scott B. Bonham
Scott B. Bonham
Manager